SPCP GROUP, LLC

Two Greenwich Plaza

1st Floor

Greenwich, CT 06830

January 18, 2008

Dominion Holding Corp.

c/o:

Angelo Gordon & Co. L.P.

245 Park Avenue

26th Floor

New York, NY 10167

Silver Point Capital, L.L.C.

Two Greenwich Plaza

1st Floor

Greenwich, CT 06830

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of January 18, 2008 (as amended from time to time, the “Merger Agreement”), by and among Dominion Holding Corp., a Delaware corporation (“Parent”), Dominion Merger Corporation, an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Dominion Homes, Inc., an Ohio corporation (the “Company”), pursuant to which Merger Sub shall merge with and into the Company with the Company as the surviving corporation. Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Merger Agreement.

In connection with the execution by Parent of the Merger Agreement, Parent has received an equity funding letter, dated the date hereof (the “Angelo Gordon Equity Funding Letter”), from Silver Oak Capital, L.L.C. (“Angelo Gordon”) addressed to Parent, that provides for up to $1,488,309.50 of the equity financing required in connection with the transactions contemplated by the Merger Agreement (the “Angelo Gordon Equity Commitment”). Subject to the terms and conditions of this letter agreement, the undersigned, SPCP Group, LLC (“Silver Point”), also is willing to provide Parent with up to $1,488,309.50 of the equity financing required in connection with the transactions contemplated by the Merger Agreement.

Subject to (i) Parent having received (simultaneously with the Closing) the (A) the contribution of Company Common Shares in the commitment letters of the Contributing Shareholders dated as of the date hereof, copies of which are attached hereto as Annex A, and (B) the proceeds of Angelo Gordon Equity Commitment, and (ii) the satisfaction in full of all of the conditions set forth in Sections 5.01 of the Merger Agreement or, to the extent not satisfied, the waiver thereof by Parent, Silver Point shall, at the Closing, make an aggregate equity contribution to Parent of up to $1,488,309.50 (the “Silver Point Equity Amount”), with such Silver Point Equity Amount being reduced on an equivalent dollar-for-dollar basis with the Angelo Gordon Equity Commitment to the extent that lesser amounts are required in connection with the transactions contemplated by the Merger Agreement (the Silver Point Equity Amount, as the same may be reduced pursuant to this sentence, the “Equity Cap”). Silver Point will be under no obligation under any circumstances to contribute equity or pay any other amount in excess of the Equity Cap (the “Silver Point Funding”) to Parent or to any other Person in connection with the transactions contemplated by the Merger Agreement.

Silver Point hereby represents and warrants that it has sufficient cash and/or other assets on hand or capital commitments to satisfy its obligations under this letter agreement, and will take no action that would limit its ability or obligation to satisfy such obligations.

Notwithstanding anything that may be expressed or implied in this letter agreement, Parent, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, notwithstanding that Silver Point is a limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, agent, employee, general or limited partner, manager, member, stockholder, affiliate or assignee of Silver Point or any former, current or future director, officer, agent, employee, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing (collectively, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any former, current or future director, officer, agent, employee, general or limited partner, manager, member, stockholder, affiliate or assignee of Silver Point or any former, current or future director, officer, agent, employee, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing, as such, for any obligations of Silver Point under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of, such obligations or their creation.

No party other than Parent shall have any rights under this letter agreement, and there shall be no third party beneficiaries (express or implied) of this letter agreement, except for the rights of the Company in connection with the Merger and the rights of the Non-Recourse Parties under the immediately preceding paragraph.

The obligations of Silver Point under this letter agreement, including the obligation to complete the Silver Point Funding contemplated hereby, shall terminate automatically and immediately upon the termination of the Merger Agreement in accordance with its terms.

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This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions arising out of or relating to this letter agreement shall be heard and determined exclusively in the state or federal courts of the United States of America located in the State of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of the state or federal courts of the United States of America located in the State of New York for the purpose of any action arising out of or relating to this letter agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this letter agreement or the transactions contemplated hereby may not be enforced in or by the above-named court.

Each of the parties hereto acknowledges and agrees that in no event shall any party or any other Person be entitled to or seek an injunction or injunctions to prevent breaches of this letter agreement, or to enforce specifically the terms and provisions of this letter agreement.

This letter agreement may be executed in and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

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Very truly yours,

SPCP GROUP, LLC

By:

Name:

Title:

Accepted and agreed to

on this __ day of January, 2008:

DOMINION HOLDING CORP.

By:

Name:

        Title:

[Signature Page to the Silver Point Equity Commitment Letter]

ANNEX A

COMMITMENT LETTERS

SILVER OAK CAPITAL, L.L.C.

c/o Angelo Gordon & Co. L.P.

245 Park Avenue

26th Floor

New York, NY 10167

January 18, 2008

Dominion Holding Corp.

c/o:

Angelo Gordon & Co. L.P.

245 Park Avenue

26th Floor

New York, NY 10167

Silver Point Capital, L.L.C.

Two Greenwich Plaza

1st Floor

Greenwich, CT 06830

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of January 18, 2008 (as amended from time to time, the “Merger Agreement”), by and among Dominion Holding Corp., a Delaware corporation (“Parent”), Dominion Merger Corporation, an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Dominion Homes, Inc., an Ohio corporation (the “Company”), pursuant to which Merger Sub shall merge with and into the Company with the Company as the surviving corporation. Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Merger Agreement.

In connection with the execution by Parent of the Merger Agreement, Parent has received an equity funding letter, dated the date hereof (the “Silver Point Equity Funding Letter”), from SPCP Group, L.L.C. (“Silver Point”) addressed to Parent, that provides for up to $1,488,309.50 of the equity financing required in connection with the transactions contemplated by the Merger Agreement (the “Silver Point Equity Commitment”). Subject to the terms and conditions of this letter agreement, the undersigned, Silver Oak Capital, L.L.C. (“Angelo Gordon”), also is willing to provide Parent with up to $1,488,309.50 of the equity financing required in connection with the transactions contemplated by the Merger Agreement.

Subject to (i) Parent having received (simultaneously with the Closing) the (A) the contribution of Company Common Shares in the commitment letters of the Contributing Shareholders dated as of the date hereof, copies of which are attached hereto as Annex A, and (B) the proceeds of Silver Point Equity Commitment, and (ii) the satisfaction in full of all of the conditions set forth in Sections 5.01 of the Merger Agreement or, to the extent not satisfied, the waiver thereof by Parent, Angelo Gordon (and/or one or more of its affiliates) shall, at the Closing, make an aggregate equity contribution to Parent of up to $1,488,309.50 (the “Angelo Gordon Equity Amount”), with such Angelo Gordon Equity Amount being reduced on an equivalent dollar-for-dollar basis with the Silver Point Equity Commitment to the extent that lesser amounts are required in connection with the transactions contemplated by the Merger Agreement (the Angelo Gordon Equity Amount, as the same may be reduced pursuant to this sentence, the “Equity Cap”). Angelo Gordon will be under no obligation under any circumstances to contribute equity or pay any other amount in excess of the Equity Cap (the “Angelo Gordon Funding”) to Parent or to any other Person in connection with the transactions contemplated by the Merger Agreement.

Angelo Gordon hereby represents and warrants that it has sufficient cash and/or other assets on hand or capital commitments to satisfy its obligations under this letter agreement, and will take no action that would limit its ability or obligation to satisfy such obligations.

Notwithstanding anything that may be expressed or implied in this letter agreement, Parent, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, notwithstanding that Angelo Gordon is a limited partnership, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, agent, employee, general or limited partner, manager, member, stockholder, affiliate or assignee of Angelo Gordon or any former, current or future director, officer, agent, employee, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing (collectively, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any former, current or future director, officer, agent, employee, general or limited partner, manager, member, stockholder, affiliate or assignee of Angelo Gordon or any former, current or future director, officer, agent, employee, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing, as such, for any obligations of Angelo Gordon under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of, such obligations or their creation.

No party other than Parent shall have any rights under this letter agreement, and there shall be no third party beneficiaries (express or implied) of this letter agreement, except for the rights of the Company in connection with the Merger and the rights of the Non-Recourse Parties under the immediately preceding paragraph.

The obligations of Angelo Gordon under this letter agreement, including the obligation to complete the Angelo Gordon Funding contemplated hereby, shall

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terminate automatically and immediately upon the termination of the Merger Agreement in accordance with its terms.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions arising out of or relating to this letter agreement shall be heard and determined exclusively in the state or federal courts of the United States of America located in the State of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of the state or federal courts of the United States of America located in the State of New York for the purpose of any action arising out of or relating to this letter agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this letter agreement or the transactions contemplated hereby may not be enforced in or by the above-named court.

Each of the parties hereto acknowledges and agrees that in no event shall any party or any other Person be entitled to or seek an injunction or injunctions to prevent breaches of this letter agreement, or to enforce specifically the terms and provisions of this letter agreement.

This letter agreement may be executed in and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

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Very truly yours,

SILVER OAK CAPITAL, L.L.C.

By:

Name:

Title:

Accepted and agreed to

on this __ day of January, 2008:

DOMINION HOLDING CORP.

By:

Name:
Title:

[Signature Page to the Angelo Gordon Equity Commitment Letter]

ANNEX A

COMMITMENT LETTERS